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                                                                      Exhibit 9

                                                                [LOGO]
                                                                [HARTFORD LIFE]

September 17, 1999

                                                 LYNDA GODKIN
                                                 SENIOR VICE PRESIDENT, GENERAL
                                                 COUNSEL & CORPORATE SECRETARY

Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE: Hartford Life and Annuity Insurance Company Separate Account One File No. 33-73568

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life and Annuity Insurance Company Separate Account One (the "Account") in Connecticut with the registration of an indefinite amount of securities in the form of flexible premium variable annuity insurance contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized to by the Insurance Department of the State of Connecticut to issue the Contacts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

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Board of Directors
September 17, 1999
Page 2

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely yours,

/s/ Lynda Godkin

Lynda Godkin